EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48364, 333-38420, 333-31696, 333-93117, 333-92327, 333-11294, 333-88421, 333-39553, 333-106742, 333-118776, 333-121123, 333-123738, 333-126229 and 333-148958) and the Registration Statements on Form S-3 (No. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347, 333-126931, 333-133403, 333-137165, 333-143385, 333-144663, 333-148974 and 333-156001) of our report dated March 31, 2009 (July 7, 2009 as to the effects of the retrospective application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51 (“SFAS 160”) and the related disclosures) relating to our audits of the consolidated financial statements and financial statement schedule of Digital Angel Corporation and subsidiaries (which report expresses an unqualified opinion and contains explanatory paragraphs relating to application of SFAS 160 and the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109, effective January 1, 2007) appearing in this Current Report on Form 8-K dated July 7, 2009. We also consent to the reference to our firm as Experts in the Registration Statements on Form S-3.

/s/Eisner LLP
New York, New York

July 7, 2009